UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

SEMTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-06395		95-2119684
(Commission File Number)		(IRS Employer Identification No.)

200 Flynn Road
Camarillo,	California	93012-8790
(Address of principal executive offices)		(Zip Code)
805-498-2111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2026 (the “Closing Date”), Semtech Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), with certain of the Company’s domestic subsidiaries as subsidiary guarantors (the “Guarantors”), the lenders party thereto (“Lenders”), the letter of credit issuers party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and swing line lender, consisting of a $360 million revolving credit facility (the “Revolving Loan Facility”), which was undrawn on the Closing Date, and an uncommitted incremental term loan facility (the “Incremental Loan Facility” and, together with the Revolving Loan Facility, the “Credit Facility”) at the election of the Company, The Incremental Loan Facility plus any additional increase to the Revolving Loan Facility is capped at a maximum principal amount equal to the greater of (x) $332 million and (y) 100% of Consolidated EBITDA (as defined in the Credit Agreement), plus an unlimited amount, so long as the pro forma Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement) is less than 3.50:1.00. The proceeds of the Credit Facility will be used for the working capital needs and general corporate purposes of the Company and its subsidiaries, including, without limitation, refinancing of existing indebtedness and funding of transaction costs, permitted acquisitions and other permitted investments. Concurrently with the Company entering into the Credit Agreement, the Third Amended and Restated Credit Agreement, dated as of September 26, 2022 (as amended, restated or otherwise modified from time to time prior to the Closing Date), by and among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and letter of credit issuer was terminated and paid in full (other than inchoate indemnification and reimbursement obligations and any other obligations that expressly survive termination).

The Revolving Loan Facility matures on July 6, 2031 (the “Maturity Date”) with a springing maturity on the date that is 91 days prior to the scheduled maturity in respect of the Company’s 0% Convertible Senior Notes due 2030 (the “2030 Convertible Notes”) to the extent that, as of such date, (i) the outstanding aggregate principal amount of the 2030 Convertible Notes (and any indebtedness that refinances the 2030 Convertible Notes and, in each case, to the extent not defeased) exceeds the greater of (x) $50,000,000 and (y) 25% of Consolidated EBITDA, and (ii) the sum of available and undrawn commitments under the Revolving Loan Facility plus unrestricted cash and cash equivalents of the Company and its restricted subsidiaries (without reduction to availability for the outstanding but undrawn letters of credit) is less than the aggregate principal amount of the 2030 Convertible Notes outstanding.

Loans outstanding under the Revolving Loan Facility will bear interest at a rate per annum equal to, at the option of the Company, a SOFR-based rate for borrowings in U.S. Dollars (or SONIA for borrowings in Sterling, SARON for borrowings in Swiss Francs, EURIBOR for borrowings in Euros, TIBOR for borrowings in Yen and CORRA for borrowings in Canadian Dollars) or a prime-based rate (the “Base Rate”), plus an applicable margin of (i) one and a quarter percent (1.25%) (or 0.25% in the case of the Base Rate), if the total net leverage ratio of the Company and its subsidiaries on a consolidated basis is less than or equal to 1.00:1.00, (ii) one and a half percent (1.50%) (or 0.50% in the case of the Base Rate), if the total net leverage ratio of the Company and its subsidiaries on a consolidated basis is greater than 1.00:1.00 but less than or equal to 1.50:1.00, (iii) one and three quarter percent (1.75%) (or 0.75% in the case of the Base Rate), if the total net leverage ratio of the Company and its subsidiaries on a consolidated basis is greater than 1.50:1.00 but less than or equal to 3.50:1.00, and (iv) two percent (2.0%) (or 1.0% in the case of the Base Rate), if the total net leverage ratio of the Company and its subsidiaries on a consolidated basis is greater than 3.50:1.00.

The Company may elect to prepay all or any portion of the amounts owed and terminate all commitments under the Revolving Loan Facility at any time prior to the Maturity Date. The Incremental Loan Facility is also subject to customary mandatory prepayments with the proceeds of indebtedness and certain asset sales and casualty events. The Credit Facility is subject to other customary fee arrangements.

All obligations of the Company are guaranteed by each of the Guarantors, which include all direct and indirect domestic subsidiaries of the Company, other than certain excluded subsidiaries, including but not limited to, any domestic subsidiary substantially all the assets of which consist of equity or debt of non-U.S. subsidiaries, non-wholly owned subsidiaries, certain immaterial domestic subsidiaries and subsidiaries that are prohibited from providing a guarantee under applicable law or that would require governmental approval to provide such guarantee and special purposes vehicles (or similar entities). The Company’s obligations are secured by substantially all of the assets of the Company and the Guarantors pursuant to a Security Agreement entered into with the Administrative Agent.

The Credit Agreement requires the Company and its subsidiaries, on a consolidated basis, to comply with, as of the end of each fiscal quarter, (i) a minimum interest coverage ratio of at least 2.50:1.00 and (ii) a maximum total net leverage ratio of no greater than 4.00:1.00, provided that such maximum ratio will increase to 4.50:1.00 for the four fiscal periods ending on or after a material acquisition. In addition, the Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to incur liens, incur indebtedness, dispose of assets, make investments, make certain restricted payments, merge or consolidate and enter into certain speculative hedging arrangements. The Credit Agreement includes a number of customary events of default, including, among other things, nonpayment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults, material judgment defaults and the occurrence of a change of control. If any event of default occurs (subject, in certain instances, to specified grace periods), the principal, interest and any other monetary obligations on all the then outstanding amounts under the Credit Facility may become due and payable immediately.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated as of July 6, 2026, by and among Semtech Corporation, certain of the Company’s domestic subsidiaries party thereto as subsidiary guarantors, the lenders party thereto, the letter of credit issuers party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and swing line lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date:	July 6, 2026	/s/ Mark Lin
		Name:	Mark Lin
		Title:	Chief Financial Officer